Exhibit 99.1

Nuo Therapeutics Provides Update on Ongoing Interactions with Centers for Medicare & Medicaid Services

Gaithersburg, MD – March 22, 2019 – Nuo Therapeutics, Inc. (OTCQB: AURX) (“Nuo” or the “Company”), today provided an update on ongoing interactions with Centers for Medicare & Medicaid Services’ (CMS) Coverage and Analysis Group (CAG) representatives. As previously disclosed by the Company, the discussions to date have centered around the feasibility of re-opening the National Coverage Determination (NCD) for autologous blood-derived products for chronic non-healing wounds. On its investor conference call held on January 22, 2019, the Company indicated that it would be submitting to CAG a draft manuscript describing the Coverage with Evidence Development (CED) study design, methods, and statistical data analysis for diabetic foot ulcer subjects enrolled in the CED study protocol including an expectation that CMS would provide feedback to the Company in a timely manner. The Company has had further interactions with CMS in the intervening period and has been working to answer certain questions and clarifications requested by CAG. The Company has resubmitted a draft manuscript to CAG reflecting additional statistical data analysis which continues to indicate a statistically significant healing benefit for Aurix in the proportion of patients healed during the specified protocol treatment period. The Company can provide no assurance on the ultimate outcome of its further interactions with CMS with regards to its NCD reconsideration request.

In addition, the Company executed amendments effective March 19, 2019 with each of the two convertible note holders under the original securities purchase agreements executed on September 17, 2018. Under the amendments, the note holders have agreed to a forbearance period whereby they will not seek any conversion of the notes until at least April 30, 2019.  The Company paid an amendment fee totaling $35,000 representing ten percent (10%) of the face value of the notes.

As the Company disclosed previously, in the absence of a viable path forward for Aurix as an accessible product option for physicians treating Medicare beneficiaries with chronic wounds, the Company will likely proceed to cease operations and its CED effort would be officially terminated.

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company offering biodynamic therapies for chronic wound care. The Company's Aurix System is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information, please visit www.nuot.com or www.aurixsystem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning.

These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties, which include, among others, the following:

●	the Company’s ability to receive any commitment from CAG to reopen the NCD for Aurix in time to prevent the Company from ceasing its operations;
●

significant uncertainty surrounding an agreed path forward for Aurix as an accessible product option for physicians treating Medicare beneficiaries with chronic wounds – in the absence of such a path, the Company will likely have to cease operations;

●

the possibility that a more comprehensive and definitive analysis of the wound healing data to be included in the draft publication expected to be submitted to CAG could come to materially different conclusions than the results of the Company’s limited and preliminary analysis;

●

the continuing rapid depletion of the Company’s cash resources, the Company’s need for immediate and substantial additional financing (without which it faces liquidation) and its ability to obtain that financing, including in light of its outstanding convertible notes, Series A preferred stock and the low share price and significant volatility with respect to its common stock - if the Company were required to liquidate today, the holders of its common stock would not receive any consideration for their common stock;

●	the fact that the Company has no significant assets left to monetize other than the Aurix System itself; as well as other risks and uncertainties referenced in the Company’s SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and the Company’s business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

Nuo Therapeutics:

David Jorden

CEO/CFO

(240) 499-2680

djorden@nuot.com